EXHIBIT 99.1

RPC Contact: Kristine Szarkowitz Director-Investor Relations kszarkowitz@radient-pharma.com (Tel :) 206.310.5323

RADIENT PHARMACEUTICALS ANNOUNCES SIGNING OF DEFINITIVE AGREEMENT
FOR PRIVATE PLACEMENT OF $8.4 MILLION CONVERTIBLE NOTES AND WARRANTS FINANCING

Agreement expresses investor confidence in Company's commercialization strategy for its Onko-Sure(R) IVD cancer test.

(TUSTIN, CA) January 31, 2011/Marketwire –Radient Pharmaceuticals Corporation (NYSE Amex: RPC), a US-based company specializing in the research, development, and international commercialization of In Vitro Diagnostic cancer tests, announced today the signing of a definitive agreement for the private sale of Convertible Notes (“Note”) and Warrants (“Warrant”) in the original principal amount of $8.4 million and the right to purchase RPC common stock. RPC intends to use the net proceeds from the Note for general corporate purposes, including activities related to the long-term commercialization of RPC’s Onko-Sure™ in vitro diagnostic (IVD) cancer test.

The $8.4 million of Note issued pursuant to this transaction has an 11 month term and will be initially convertible in whole or in part into shares of RPC common stock at the conversion price equal to $0.60 per share, subject to adjustment. Each buyer will pay $888.88 for each $1,000.00 of principal amount of Notes and related Warrants to be purchased at closing.  The conversion price of the Notes are subject to adjustment upon the occurrence of certain events, including recapitalization, stock splits, and similar corporate actions. Each buyer will receive a Series A Warrant and a Series B Warrant, each of which has a five year term. The Series A Warrants are initially exercisable at $0.67 per share and the Series B Warrants are initially exercisable at $0.8175 per share.  The exercise price of the Warrant and the number of warrant shares is subject to adjustment upon the occurrence of certain events, including capital adjustments and reorganizations.  The Company is required to file a registration statement to register for resale 130% of the number of shares of common stock issuable upon conversion of the Note and exercise of the Warrant on or before February 9, 2011.  Additional terms of this transaction will be disclosed on a Form 8-K to be filed by the Company. Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC, served as the company's placement agent and financial advisor in connection with the financing.

“This financing, when combined with the previously announced ongoing and anticipated debt conversions and exchanges, will put RPC in a dramatically improved financial position that allows for the rapid commercialization of our Onko-Sure(R) IVD cancer test.  It also reflects the strong support from RPC investors that believe in the potential of our Onko-Sure IVD cancer test and have confidence in the Company’s management team and business strategy," said Douglas MacLellan, Chairman and CEO of RPC.

This press release is not an offer to sell or a solicitation of an offer to buy, nor shall there be any sales of the securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.  The securities were offered only to accredited investors.  The securities referenced herein have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

For additional information on Radient Pharmaceuticals, ADI and its portfolio of products visit the Company’s corporate website at www.Radient-Pharma.com. For Investor Relations information contact Kristine Szarkowitz at IR@Radient-Pharma.com or 1.206.310.5323.

About Radient Pharmaceuticals:
Headquartered in Tustin, California, Radient Pharmaceuticals is dedicated to saving lives and money for patients and global healthcare systems through the deployment of its FDA-cleared In Vitro Diagnostic Onko-Sure®Test Kits for colon-rectal cancer recurrence monitoring. The company’s focus is on the discovery, development and commercialization of unique high-value diagnostic tests that help physicians answer important clinical questions related to early disease-state detection, treatment strategy, and the monitoring of disease progression or recurrence. To learn more about our company, products, and potentially life-saving cancer test, visit www.radient-pharma.com.

RPC Contact Information:
For additional information on Radient Pharmaceuticals Corporation and its products visit: www.radient-pharma.com or send e-mail to info@radient-pharma.com. For Investor Relations contact Kristine Szarkowitz at IR@RadientPharma.com or 1.206.310.5323.

Forward Looking Statements:
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company’s operations, markets, services, products, and prices. With respect to Radient Pharmaceuticals Corporation, except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.

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